Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Rio Tinto plc's Registration Statement No. 33-46865 on Form S-8 of our report dated February 22, 2006, relating to the financial statements of the Kennecott Corporation Savings Plan for Hourly Employees for the year ended December 31, 2004, which appears in this Form 11-K.


/s/ Tanner LC

Salt Lake City, Utah
April 21, 2006







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